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                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Inverness Medical Innovations, Inc. of our report dated January 22, 2001, except as to the stock split which is as of June 12, 2001 and the pooling of interests with ALZA Corporation which is as of June 22, 2001, relating to our audit of the supplemental consolidated financial statements of Johnson & Johnson and subsidiaries as of December 31, 2000 and January 2, 2000, and for each of the three fiscal years in the period ended December 31, 2000, which report appears in the Current Report on Form 8-K of Johnson & Johnson filed on August 7, 2001. We also consent to the incorporation by reference in such Registration Statement of our reports dated January 22, 2001 relating to our audit of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries as of December 31, 2000 and January 2, 2000 and for each of the three fiscal years in the period ended December 31, 2000, which reports are incorporated by reference or included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

New York, New York
August 10, 2001